Pall Corporation
Director Deferred Fee Plan

1. Purpose

     The purpose of this Plan is to provide Eligible Directors of the Corporation with the opportunity to defer payment of Fees, at their election, in accordance with the provisions hereof and to increase the proprietary interest of the Eligible Directors in the Corporation by tying the value of any such deferred compensation to the performance of the Corporation’s Common Stock.

2. Definitions

     As used herein, the following terms shall have the meanings set forth below:

     “Account” shall mean the Account established for a Participant pursuant to Section 4.

     “Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 6 to receive any amount, or any shares of Common Stock, payable under this Plan by reason of the Participant’s death or disability.

     “Board” shall mean the Board of Directors of the Corporation.

     “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     “Committee” shall have the meaning set out in Section 8.

     “Common Stock” shall mean the shares of Common Stock of the Corporation.

     “Corporation” shall mean Pall Corporation.

     “Director” shall mean any individual who is a member of the Board.

     “Eligible Director” shall mean any individual who is a member of the Board. and who is not an employee of the Corporation or any of its subsidiaries.

     “Fees” shall mean, for each calendar year of service, the sum of all quarterly cash fees paid to an Eligible Director for service on the Board and any committee thereof on which the Eligible Director serves, excluding any expense reimbursement.

     “Market Value” shall mean, with respect to one share of Common Stock on any date (or if the Common Stock shall not have traded on that day, then the next preceding business day on which the Common Stock shall have traded), the closing sale price of a share of Common Stock as reported on the New York Stock Exchange Consolidated Transactions for such date.

     “Participant” shall mean any Eligible Director who has made an election under Section 3 to defer Fees.

     “Phantom Share Unit” or “PSU” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share or the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

     “Plan” shall mean this Pall Corporation Director Deferred Fee Plan, as amended from time to time.

3. Deferral Elections

     (a) Each Director who is an Eligible Director on the Effective Date may within 30 days of the Effective Date, and each Eligible Director who first becomes a member of the Board after the Effective Date may within 30 days following his or her election or appointment to the Board, elect to have payment of his or her Fees which would otherwise be payable subsequent to the date of the Eligible Director’s deferral election during the calendar year in which the Effective Date or appointment or election, as applicable, takes place deferred and to have payment of such Fees made instead under the terms of this Plan.

     (b) Any deferral election shall be made in accordance with the following:

     (i) A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

     (ii) In the election form, the Eligible Director shall elect that (x) 100% of such Eligible Director’s Fees shall be deferred and credited as PSUs to his or her Account in accordance with Section 4(a) of this Plan and (y) amounts payable in respect of cash dividends paid on Common Stock as result of the election under clause (x) shall be deferred and credited as PSUs to his or her Account in accordance with Section 4(b) of this Plan.

     (iii) In the election form, the Eligible Director shall elect that such deferred Eligible Director’s Fees shall be payable either as set forth in Section 5(a)(i) or as set forth in Section 5(a)(ii).

     (c) Not later than December 1 of each calendar year, an Eligible Director may make a deferral election, in accordance with (b) above, with respect to his or her Fees payable in the immediately succeeding calendar year and with respect to related amounts payable in accordance with Section 4(b). If an Eligible Director does not make such an election, then none of his or her Fees payable in such calendar year shall be deferred under this Plan.

     (d) Any deferral election made by an Eligible Director pursuant to Section 3(a) or Section 3(c) of this Plan shall be irrevocable with respect to the covered Fees and related amounts payable in accordance with Section 4(b).

4. Accounts

     For each Participant, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate Account to reflect the Participant’s interest under this Plan. The Account so established shall be maintained in accordance with the following in respect of each deferral election made pursuant to Section 3:

     (a) On each day that, absent such deferral election, Fees would be paid to the Participant for service as an Eligible Director, a Participant’s Account shall be credited with a number of PSUs (including any fractional PSU rounded to one decimal place) equal to the quotient obtained by dividing (i) the amount of Fees payable on such date by (ii) the Market Value of one share of Common Stock on such date.

     (b) As of each date on which the Corporation pays a cash dividend on its Common Stock, each Participant’s Account shall be credited with additional PSUs (including any fractional PSU rounded to one decimal place), the number of which shall be determined by (i) multiplying the number of PSUs in the Participant’s Account on the record date for such dividend by the per-share amount of the dividend so paid, and (ii) dividing the amount determined pursuant to clause (i) by the Market Value of one share of Common Stock on the dividend payment date.

     (c) A Participant’s interest in his or her Account shall be fully vested and nonforfeitable at all times.

     (d) In the event of any change in the Common Stock occurring by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by PSUs shall be appropriately adjusted to reflect such change in such manner as the Committee, in its sole discretion, may deem appropriate. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 4(d), and such adjustment shall be effective and binding for all purposes of this Plan.

5. Payment of Account Balances

     Payment with respect to a Participant’s Account shall be made in accordance with the following:

     (a) A Participant’s Account shall become payable upon the Participant ceasing to be a Director for any reason. Such payment shall be made to the Participant or the Participant’s Beneficiary, as the case may be. Pursuant to the election made by the Participant under Section 3(b)(iii) of this Plan, the Corporation shall make payment either:

     (i) as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, in a single lump sum consisting of (x) a number of whole shares of Common Stock equal to the total number of whole PSUs in the Account as of the date of such termination of service and (y) a cash payment for any fractional PSU in the Account (determined by multiplying such fractional part by the Market Value of one share of Common Stock on the date of termination of service); or

     (ii) in five annual installments, beginning as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, and thereafter on the anniversary of the date of termination of service as a Director, each installment consisting of (x) a number of whole shares of Common Stock equal to the quotient determined by dividing (A) the total number of whole PSUs in the Account as of the date of such termination of service by (B) 5 and (y) a cash payment for any fractional PSU in the Account payable on such date (determined by multiplying such fractional part by the Market Value of one share of Common Stock on applicable anniversary date); provided, however, that on each payment date any additional PSUs (or fraction thereof) that have been credited under Section 4(b) with respect to any unpaid installment of PSUs as determined under clause (A) shall be distributed together with such installment.

Any cash amount payable under this Section 5(a) determined to be less than $5 shall be forfeited and the Participant shall have no further rights with respect thereto.

     (b) There shall be deducted from the amount of any payment otherwise required to be made under this Plan all federal, state and local taxes required by law to be withheld, if any, with respect to such payment.

6. Designation and Change of Beneficiary

     Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, including shares of Common Stock, payable under this Plan by reason of the Participant’s death or incompetency. A Participant may, from time to time, revoke or change his or her Beneficiary designation, without the consent of any previously designated Beneficiary, by filing a new written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless delivered to the Committee prior to the Participant’s death or incompetency, and in no event shall it be effective as of a date prior to such delivery. If at the date of a Participant’s death or incompetency, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 6, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under this Plan by reason of the Beneficiary’s death or incompetency, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of this Plan.

7. Rights of Participants

     A Participant’s rights and interests under this Plan shall be subject to the following provisions:

     (a) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under this Plan. This Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

     (b) A Participant’s right to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

8. Administration

     (a) This Plan shall be administered by or under the direction of the Compensation Committee of the Board (the “Committee”).

     (b) All decisions, actions or interpretations of the Committee under this Plan shall be final, conclusive and binding upon all parties.

     (c) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, or director of the Corporation or any of its subsidiaries to whom any duty or power relating to the administration or interpretation of this Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or bad faith.

     (d) Any instrument may be delivered to the Committee by certified mail, return receipt requested, addressed to the Committee at the principal executive office of the Corporation. Delivery shall be deemed complete on the third business day after such mailing. A copy of any instrument so delivered shall similarly and simultaneously be mailed to the Secretary of the Corporation.

9. Amendment or Termination

     The Board may, with prospective or retroactive effect, amend, suspend or terminate this Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of this Plan shall deprive any Participant of any right to receive payment due him or her under the terms of this Plan as in effect prior to such amendment without his or her written consent and (b) no amendment, suspension or termination may change the time and form of payment under any Participant’s Account except in accordance with Section 409A of the Code.

10. Successor Corporation

     The obligations of the Corporation under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under this Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11. Effective Date

     This Plan was adopted by the Board on September 23, 2010 and shall become effective on October 1, 2010.

12. Governing Law

     The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of New York.